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                                                                      Exhibit 21


                       LIST OF SIGNIFICANT SUBSIDIARIES

The following are the significant subsidiaries of the Registrant included in the Registrant's consolidated financial statements at December 31, 1997. Other subsidiaries are not listed because such subsidiaries are inactive and in the aggregate are not considered to constitute a significant subsidiary.

                                                                Jurisdiction under                  Percent of voting securities
                                                                which organized                         owned by Registrant
                                                                ---------------                         -------------------


InterBold                                                         New York                                   70% (1)

Diebold Holding Company, Inc.                                     Delaware                                  100%

SST Holding Company, Inc.                                         Delaware                                  100%

The Diebold Company of Canada Limited                             Canada                                    100%

Diebold of Nevada, Inc.                                           Nevada                                    100%

Diebold Investment Company                                        Delaware                                  100%

DBD Investment Management Company                                 Delaware                                  100%

VDM Holding Company, Inc.                                         Delaware                                  100%

Diebold Foreign Sales Corporation                                 St. Thomas, U.S. Virgin Islands           100% (2)

Diebold Credit Corporation                                        Delaware                                  100%

Diebold Finance Company, Inc.                                     Delaware                                  100% (2)

Diebold International Limited                                     United Kingdom                            100%

Diebold Pacific, Limited                                          Hong Kong                                 100%

InterBold Pacific Limited                                         Hong Kong                                  70% (3)

InterBold Germany GmbH                                            Germany                                    70% (3)

InterBold Singapore Pte Ltd                                       Singapore                                 100% (4)

Interbold Technologies, Inc.                                      Delaware                                   70% (3)

ATM Finance, Inc.                                                 Ohio                                      100%

Diebold Mexico Holding Company, Inc.                              Delaware                                  100%

Diebold Latin America Holding Company, Inc.                       Delaware                                  100%

Diebold HMA Private Limited                                       India                                      50%

Diebold Mexico, S.A. de C.V.                                      Mexico                                    100% (5)

DBD Asset Management S.A. de C.V.                                 Mexico                                    100% (6)

Diebold OLTP Systems, C.A.                                        Venezuela                                  50%

Diebold OLTP Systems, A.V.V.                                      Aruba, Dutch West Indies                   50%

Starbuck Computer Empire, A.V.V.                                  Aruba, Dutch West Indies                   50%

Diebold China Security Holding Company, Inc.                      Delaware                                  100%

China Diebold Financial Equipment Company LTD. (China)            Peoples Republic of China                  71%

Central Security Systems, Incorporated                            Hawaii                                    100%

Diebold Texas, Incorporated                                       Texas                                     100%

Griffin Technology Incorporated                                   New York                                  100%

Mayfair Software Distribution, Inc.                               Delaware                                  100%

Diebold Australia Holding Company, Inc.                           Delaware                                  100%

Diebold Australia Pty. Ltd.                                       Australia                                 100% (7)

Diebold Singapore Pte. Ltd                                        Singapore                                 100%


(1) 70% of partnership interest is owned by Diebold Holding Company, Inc. which is 100% owned by the Registrant. On January 27, 1998, SST Holding Company, Inc. acquired the remaining 30% partnership interest in InterBold. 100% of voting securities of SST Holding Company, Inc. are owned by the Registrant.

(2) 100% of voting securities are owned by Diebold Investment Company which is 100% owned by the Registrant.

(3) 100% of voting securities are owned by InterBold which is 70% owned by Diebold Holding Company, Inc.; Diebold Holding Company, Inc. is 100% owned by the Registrant. On January 27, 1998, SST Holding Company, Inc. acquired the remaining 30% partnership interest in InterBold. 100% of voting securities of SST Holding Company, Inc. are owned by the Registrant.

(4) 100% of voting securities are owned by InterBold Pacific Limited, which is 100% owned by InterBold.

(5) 100% of voting securities are owned by Diebold Mexico Holding Company, Inc. which is 100% owned by the Registrant.

(6) 100% of voting securities are owned by Diebold Mexico, S.A. de C.V. which is 100% owned by Diebold Mexico Holding Company, Inc.

(7) 100% of voting securities are owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.

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